                                                                       EXECUTION
                                                                         COPY


                              DEPOSITARY AGREEMENT


                          dated as of December 21, 2001



                                      among


             U.S. BANK, NATIONAL ASSOCIATION, CAYMAN ISLANDS BRANCH

                        in its capacity as Trustee of the

                       PF EXPORT RECEIVABLES MASTER TRUST


                                       and


                                 CITIBANK, N.A.

                           as Securities Intermediary


                                       and


                             PETROBRAS FINANCE LTD.

                                TABLE OF CONTENTS
                                -----------------

                                                                                                               Page
                                                                                                               ----
ARTICLE I DEFINITIONS, CONSTRUCTION...............................................................................1
         1.01     Definitions.....................................................................................1
         1.02     Construction....................................................................................2

ARTICLE II ESTABLISHMENT OF ACCOUNTS; PROCEDURES GOVERNING THE ACCOUNTS...........................................3
         2.01     Establishment of Accounts.......................................................................3
         2.02     Procedures Governing Accounts...................................................................3
         2.03     Term of this Agreement..........................................................................5

ARTICLE III SECURITIES INTERMEDIARY...............................................................................5
         3.01     Appointment of Securities Intermediary; Powers and Immunities...................................5
         3.02     Reliance by Securities Intermediary.............................................................5
         3.03     Court Orders....................................................................................6
         3.04     Resignation or Removal..........................................................................6

ARTICLE IV MISCELLANEOUS..........................................................................................7
         4.01     Reimbursement...................................................................................7
         4.02     Rights Confined to Parties......................................................................7
         4.03     Amendment or Waiver: Remedies Cumulative........................................................7
         4.04     Binding Upon Assigns............................................................................7
         4.05     Waiver of Immunity; Submission to Jurisdiction; Agent...........................................8
         4.06     Notices.........................................................................................9
         4.07     Severability...................................................................................10
         4.08     Governing Law..................................................................................10
         4.09     Use of English Language........................................................................10
         4.10     Counterparts...................................................................................10
         4.11     No Consequential Damages.......................................................................11
         4.12     Survival.......................................................................................11
         4.13     Liability of Trustee...........................................................................11

         This DEPOSITARY AGREEMENT, dated as of December 21, 2001 (this "Agreement"), is made by and among (i) U.S. Bank, National Association, Cayman Islands Branch in its capacity as trustee for the PF Export Receivables Master Trust, a trust formed under the laws of the Cayman Islands (solely in such capacity and together with its successors and assigns in such capacity, the "Trustee"), (ii) Petrobras Finance Ltd., an exempted company with limited liability incorporated and existing under the laws of the Cayman Islands (together with its successors and assigns, "Petrobras Finance") and (iii) Citibank, N.A. ("Citibank"), a national banking association in its capacity as Depositary Bank for the Trustee hereunder (in such capacity and together with its successors in such capacity, the "Securities Intermediary").

                              W I T N E S S E T H:

         WHEREAS, Petrobras Finance and Petroleo Brasileiro S.A. - PETROBRAS ("Petrobras") have entered into the Prepayment Agreement and the Master Export Contract each dated the date hereof (respectively, the "Prepayment Agreement" and the "Master Export Contract"), pursuant to which Petrobras has agreed to sell, and Petrobras Finance has agreed to purchase, from time to time certain Eligible Products;

         WHEREAS, the Trustee, Citibank, N.A. as Registrar, Paying Agent and Transfer Agent and Petrobras International Finance Company, as Servicer, have entered into the Trust Deed dated the date hereof (the "Trust Deed"), pursuant to which the Trustee, in its capacity as trustee for the Trust, will issue certain trust certificates and hold in trust the Trust Property (as defined in the Trust Deed) for the benefit of the holders of the trust certificates and others named therein;

         WHEREAS, Petrobras Finance and Petrobras have entered into the Receivables Purchase Agreement with the Trustee dated as of the date hereof (the "Receivables Purchase Agreement"), pursuant to which Petrobras Finance will sell to the Trustee certain designated receivables to be generated from the sale of Eligible Products by Petrobras Finance;

         NOW THEREFORE, in consideration of the mutual covenants and promises herein contained the receipt and sufficiency of which are acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I

                            DEFINITIONS, CONSTRUCTION

         1.01 Definitions. The following capitalized terms (except as otherwise expressly provided or unless the context otherwise requires) shall have the respective meanings hereinafter specified; provided, that capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Trust Deed:

         "Accounts" shall mean the accounts created pursuant to Section 2.02 of this Agreement.

         "Agreement" shall mean this Agreement, as the same may be amended, modified or supplemented from time to time pursuant to Section 4.03.

                              Depositary Agreement

         "Citibank" shall mean Citibank, N.A., and its successors and assigns.

         "Funds" shall have the meaning set forth in Section 2.02.

         "Master Export Contract" shall have the meaning set forth in the recitals.

         "Petrobras" shall have the meaning set forth in the recitals.

         "Petrobras Finance" shall have the meaning set forth in the recitals.

         "Prepayment Agreement" shall have the meaning set forth in the recitals.

         "Receivables Purchase Agreement" shall have the meaning set forth in the recitals.

         "Securities Intermediary" shall have the meaning set forth in the recitals.

         "Servicer" shall mean Petrobras International Finance Company and its successors and assigns, as Servicer under the Servicing Agreement dated as of the date hereof among the Servicer, the Trustee, Petrobras Finance and Petrobras.

         "Trustee" shall have the meaning set forth in the recitals and where used in this Agreement, the term "Trustee" shall be construed to mean, in each case, the Trustee acting solely in its capacity as trustee of the Trust.

         "Trust Deed" shall have the meanings set forth in the recitals and where used in this Agreement, the term "Trustee" shall be construed to mean, in each case, the Trustee acting solely in its capacity as trustee of the Trust.

         "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York from time to time.

         1.02 Construction.

         (a) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection and Schedule references are to this Agreement unless otherwise specified.

         (b) The meanings given to terms used herein shall be equally applicable to both the singular and plural forms of such terms.

         (c) The Table of Contents and the Article and Section headings herein are for convenience only and shall not affect the construction hereof.

         (d) In the event of any conflict between this Agreement (or any portion thereof) or any other Transaction Document or any other agreement now existing or hereafter entered into with respect to matters pertaining to the Accounts, the terms of this Agreement shall prevail.

                              Depositary Agreement

                                   ARTICLE II

                           ESTABLISHMENT OF ACCOUNTS;
                        PROCEDURES GOVERNING THE ACCOUNTS

     2.01 Establishment of Accounts. The Securities Intermediary hereby establishes the following segregated trust accounts and sub-accounts (the "Accounts") in the form of non-interest bearing accounts, which Accounts are described on Schedule I hereto, and which Accounts shall be maintained at all times in accordance with Section 2.02 hereof during the terms of this Agreement:

           (a)    the Collection Account;

           (b)    the Purchased Receivables Account;

           (c)    the Junior Trust Certificate Subaccount;

           (d)    the Senior Trust Certificate Account;

           (e)    the Reserve Account; and

           (f)    the Retention Account.

     2.02  Procedures Governing Accounts.

     (a) The Securities Intermediary hereby agrees to accept all Collections, Eligible Investments, Acceptable Letters of Credit and all other cash, payments and other amounts (including instruments evidencing such amounts) delivered to or held by the Securities Intermediary pursuant to the terms of the Transaction Documents (collectively, the "Funds"), and to promptly deposit, at the direction of the Trustee, all such Funds into the Accounts established hereunder. The Securities Intermediary shall hold and safeguard the Accounts and the Funds contained therein during the term of this Agreement.

     (b) The Collection Account and the Purchased Receivables Account shall be established and maintained in the name of the Trustee for the benefit of the Trustee, the Certificate Holders and the Enhancers. The Senior Trust Certificate Account, the Reserve Account and the Retention Account shall be established and maintained in the name of the Trustee for the benefit of the Trustee, the Senior Certificate Holders and the Enhancers. All Funds held from time to time on deposit in or credited to any Account shall be held in the custody of the Securities Intermediary for the purposes and on the terms set forth in this Agreement and the other Transaction Documents. The Securities Intermediary shall maintain the Accounts and all Funds on deposit therein or credited thereto in New York, New York.

     (c) Each of the Accounts shall at all times be in the exclusive possession, and under the exclusive dominion and control, of the Trustee.

                              Depositary Agreement

     (d) Petrobras Finance hereby acknowledges, confirms and agrees that it has no right, title or interest in, to or under any of the Accounts established hereunder and described on Schedule I hereto or any Funds or other assets contained therein.

     (e) (i)    The Securities Intermediary acknowledges, confirms and agrees that (A) it has established the Accounts as set forth in this Article II, (B) each Account is a "securities account" (as defined in Section 8-501(a) of the UCC), (C) the Trustee is the "entitlement holder" (as defined in Section 8-102(a)(7) of the UCC) of the Accounts, (D) all Funds delivered to the Securities Intermediary pursuant to this Agreement or the other Transaction Documents will be promptly credited to an Account, (E) all "financial assets" (within the meaning of Section 8-102(a)(9) of the UCC) in registered form or payable to or to order and credited to any Account shall be registered in the name of, payable to or to the order of, or specially endorsed to, the Trustee or in blank, or credited to another securities account maintained in the name of the Trustee, (F) the Securities Intermediary shall promptly comply with all instructions of the Trustee and relating to any Account and Funds credited thereto without further consent by any other Person, and (G) the Securities Intermediary shall not change the name or account number of any Account without the prior written consent of the Trustee.

          (ii) The Securities Intermediary agrees that each item of property (whether a security, an instrument or obligation, share, participation, interest or other property whatsoever, including cash) credited to any Account shall be treated as a "financial asset" under and as defined in
     Section 8-102(a)(9) of the UCC.

          (iii) The financial assets standing to the credit of the Accounts will not be subject to deduction, set-off, banker's lien, or any other right in favor of any Person other than the rights of the Trustee set forth in this Agreement. The Securities Intermediary hereby waives any right of banker's lien, set-off or counterclaim in respect of any assets contained in any Account or otherwise that are held by the Securities Intermediary hereunder.

          (iv) The Securities Intermediary and the Trustee represent and warrant that they have not entered into any agreement with respect to the Accounts or any financial assets credited to any Account other than this Agreement and the Trust Deed. The Securities Intermediary represents and warrants that it has not entered into any agreement with the Servicer or any other Person purporting to limit or condition its obligation to comply with instructions originated by the Trustee in accordance with this Section 2.02.

          (v) Except for the claims and interest of the Trustee in the relevant Accounts, the Securities Intermediary does not know of any claim to, or interest in, any Account or in any financial assets credited thereto. If any Person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any Account or in any financial asset credited thereto, the Securities Intermediary will promptly notify the Trustee thereof.

          (vi) For purposes of the UCC, the Securities Intermediary confirms and agrees that the "securities intermediary's jurisdiction" (as defined in Section 8-110(e) of the UCC) with respect to the Accounts is the State of New York.

                              Depositary Agreement

     2.03 Term of this Agreement. The obligations of the Securities Intermediary hereunder shall continue in effect until the termination of the Trust pursuant to Section 8.01 of the Trust Deed.

                                  ARTICLE III

                             SECURITIES INTERMEDIARY

     3.01 Appointment of Securities Intermediary; Powers and Immunities.

     (a) The Securities Intermediary may execute any of its duties under this Agreement and the other Transaction Documents to which it is a party by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining hereto.

     (b) The Trustee hereby appoints Citibank, in its capacity as Depositary Bank, to act as Securities Intermediary hereunder, with such powers as are expressly delegated to the Securities Intermediary by the terms of this Agreement. The Securities Intermediary shall not have any duties or responsibilities except those expressly set forth in this Agreement. Without limiting the generality of the foregoing, the Securities Intermediary shall take all actions as the Trustee shall direct it to perform in accordance with the express provisions of this Agreement and the other Transaction Documents. Notwithstanding anything to the contrary contained herein, the Securities Intermediary shall not be required to take any action which is contrary to this Agreement, any other Transaction Document to which it is a party or applicable law. The Securities Intermediary shall not be required to ascertain or inquire as to the performance by the Trustee or any other parties to the Transaction Documents of any of their obligations thereunder or any other document or agreement contemplated thereby. The Securities Intermediary shall not (i) be required to initiate or conduct any litigation or collection proceeding hereunder or under any other Transaction Document to which it is a party or (ii) be responsible for any action taken or omitted to be taken by it hereunder or under any other Transaction Document to which it is a party (except for its own gross negligence or willful misconduct). Except as otherwise provided under this Agreement, the Securities Intermediary shall take action under this Agreement and any other Transaction Document to which it is a party only as it shall be directed by the Trustee. Whenever in the administration of this Agreement or any other Transaction Document to which it is a party the Securities Intermediary shall deem it necessary or desirable that a factual matter be proved or established in connection with the Securities Intermediary taking, suffering or omitting to take any action hereunder, such matter (unless other evidence in respect thereof is herein specifically prescribed) may be deemed to be conclusively proved or established by an officer's certificate of the Trustee or any other relevant Person, as applicable. The Securities Intermediary shall have no obligation to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder.

     3.02 Reliance by Securities Intermediary. The Securities Intermediary shall be entitled to rely upon and shall not be bound to make any investigation into the facts or matters stated in any officer's certificate of the Trustee or any other relevant Person, or in any other certificate, notice or other document (including any cable, telegram, telecopy or telex) believed by it to be genuine and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice or statements of legal counsel, independent accountants and other experts selected

                              Depositary Agreement
by the Securities Intermediary, and shall have no liability for its actions taken thereupon, unless due to the Securities Intermediary's gross negligence or willful misconduct. The Securities Intermediary shall be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document to which it is a party (a) if such action would, in the reasonable opinion of the Securities Intermediary, be contrary to applicable law or the terms of this Agreement or any other Transaction Document to which it is a party, (b) if such action is not specifically provided for in this Agreement or any other Transaction Document to which it is a party, it shall not have received any such advice or concurrence of the Trustee as it deems appropriate or (c) if, in connection with the taking of any such action that would constitute an exercise of remedies under any Transaction Document to which it is a party (whether such action is or is intended to be an action of the Securities Intermediary or the Trustee), it shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Securities Intermediary shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Transaction Document in accordance with a request of the Trustee.

     3.03 Court Orders. The Securities Intermediary is hereby authorized, in its exclusive discretion, to obey and comply with all writs, orders, judgments or decrees issued by any court or administrative agency affecting any Funds, documents or other things held by the Securities Intermediary. The Securities Intermediary shall not be liable to the Trustee, its successors, heirs or personal representatives by reason of the Securities Intermediary's compliance with such writs, orders, judgments or decrees, notwithstanding that any such writ, order, judgment or decree is later reversed, modified, set aside or vacated.

     3.04 Resignation or Removal. Subject to the appointment and acceptance of a successor Securities Intermediary as provided below, the Securities Intermediary may resign at any time by giving thirty (30) Business Days' written notice thereof to the Trustee and the Servicer. The Securities Intermediary may be removed at any time with cause by the Trustee, acting at the direction of Controlling Parties representing more than 50% of the aggregate principal amount of outstanding Senior Trust Certificates. Upon any such resignation or removal, the Trustee, acting at the direction of Controlling Parties representing more than 50% of the aggregate principal amount of outstanding Senior Trust Certificates, shall have the right to appoint a successor Securities Intermediary. If no successor Securities Intermediary shall have been appointed by the Trustee or shall have accepted such appointment within thirty (30) Business Days after the retiring Securities Intermediary's giving of notice of resignation or the removal of the retiring Securities Intermediary, then (a) the retiring Securities Intermediary may petition a court of competent jurisdiction for the appointment of a successor Securities Intermediary or (b) the retiring Securities Intermediary may appoint a successor Securities Intermediary, which shall be a bank or trust company (i) reasonable acceptable to the Trustee and Petrobras and (ii) having a combined capital and surplus of at least $200,000,000. Upon the acceptance of any appointment as Securities Intermediary hereunder by any successor Securities Intermediary, such successor Securities Intermediary shall thereupon succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Securities Intermediary, and the retiring Securities Intermediary shall be discharged from any further duties and obligations hereunder and shall promptly transfer all Accounts within its possession or control to the possession or control of the successor Securities Intermediary and shall execute and deliver such notices, instructions and assignments as may be necessary or desirable to transfer the rights

                              Depositary Agreement
of the Securities Intermediary with respect to the Accounts to the successor Securities Intermediary. After the retiring Securities Intermediary's resignation or removal hereunder as Securities Intermediary, the provisions of this Article III shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Securities Intermediary. Notwithstanding anything to the contrary herein, any successor Securities Intermediary appointed hereunder must be a bank or trust company with a long-term debt rating of A3 by Moody's, A- by S&P and A- by Fitch.

                                   ARTICLE IV

                                  MISCELLANEOUS

     4.01 Reimbursement. The Securities Intermediary agrees to reimburse the Trustee on demand for all reasonable and documented expenses incurred by the Trustee in connection with the enforcement of its rights under this Agreement.

     4.02 Rights Confined to Parties. Nothing expressed or implied herein is intended or shall be construed to confer upon or give to any Person, other than the parties hereto, any right, remedy or claim under or by reason of this Agreement, and the terms, covenants, conditions, promises and agreements contained herein shall be for the sole and exclusive benefit of the parties hereto.

     4.03 Amendment or Waiver: Remedies Cumulative.

     (a) No provision of this Agreement may be amended or waived and this Agreement may not be terminated without the written consent of the parties hereto.

     (b) No failure or delay on the part of any party hereto in exercising any right, power or privilege hereunder or under any other document delivered in connection therewith and no course of dealing between the parties hereto shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other document delivered in connection herewith preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder or thereunder. The rights, powers and remedies herein and in any of the other documents delivered in connection herewith are cumulative and not exclusive of any rights, powers or remedies which any party hereto would otherwise have. No notice to or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of such party to any other or further action in any circumstances without notice or demand.

     4.04 Binding Upon Assigns. The provisions of this Agreement (including any amendments, modifications and waivers hereof properly adopted) shall be binding upon and shall inure to the benefit of the parties hereto, and each of their respective successors and assigns. None of the parties hereto shall be entitled to assign or transfer any of their rights or obligations under this Agreement without the prior written consent of the other parties hereto.

                              Depositary Agreement

     4.05 Waiver of Immunity; Submission to Jurisdiction; Agent.

     (a) This Agreement, and any actions taken hereunder, constitute commercial acts by the parties. Each party hereto hereby irrevocably and unconditionally and to the fullest extent permitted by the laws of any jurisdiction waives and agrees not to plead or claim, any right to immunity from jurisdiction, set-off, legal proceedings, attachment prior to judgment, other attachment or execution of judgment on the grounds of sovereignty or otherwise for itself or any of its property, assets or revenues wherever located with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or any other Transaction Document, in each case for the benefit of any party hereto and their respective successors and assigns, it being intended that the foregoing waiver and agreement shall be effective, irrevocable and not subject to withdrawal in any and all jurisdictions.

     (b) The parties hereto irrevocably agree that any legal action, suit or proceeding brought by or against either of them with respect to any matter under or arising out of or in any way connected with this Agreement or any document delivered pursuant to this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding may be brought in the courts of the United States for the Southern District of New York (and the courts of appeal thereto) and if such courts cannot or will not hear such action, suit or proceeding, then in the courts of the County and State of New York (and the courts of appeal thereto), and by execution and delivery of this Agreement, the parties hereto hereby irrevocably accept and submit to the non-exclusive jurisdiction of the aforesaid courts in person, generally and unconditionally, with respect to any such action, suit or proceeding for themselves and in respect of any of their property, assets and revenues. In addition, the parties hereto hereby irrevocably and unconditionally waive (i) all rights to a trial by jury and (ii) to the fullest extent permitted by law, any objection which any of them may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Agreement, brought in any of the aforesaid courts, and hereby further irrevocably and unconditionally waive and agree, to the fullest extent permitted by law, not to plead or claim that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

     (c) The Trustee hereby irrevocably designates, appoints and empowers Citibank, N.A., with offices on the date hereof at 111 Wall Street, New York, New York 10005, Attn: Structural Finance Group-PF Export Receivables Master Trust, and its successors as its process agent and Petrobras Finance hereby appoints Petrobras with offices on the date hereof at 570 Lexington Avenue, New York, New York 10022-6837 (each, a "Process Agent"), to receive, accept and acknowledge for and on its behalf and on behalf of its property service of any and all legal process, summons, notices and documents which may be served in any such action, suit or proceeding in the courts of the County and State of New York (and the court of appeal thereto) or of the United States of America for the Southern District of New York (and the courts of appeal thereto), which service may be made on such designee, appointee and agent in accordance with legal procedures prescribed for such courts. Each of the parties hereto agrees to take any and all action necessary to continue such designation in full force and effect; and should such Process Agent become unavailable for this purpose for any reason, each of the parties hereto shall forthwith irrevocably designate a new Process Agent with an office in New York, New York, which shall agree to act as such, with the powers and for the purposes specified in this

                              Depositary Agreement
subsection. Each of the parties hereto further irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents of any of the aforesaid courts in any such action, suit or proceeding by hand delivery, to it at its address set forth in Section 4.06 or to any other address of which it shall have given notice pursuant to Section 4.06 or to its then Process Agent.

     4.06 Notices.

     (a) Except as otherwise expressly provided herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be in writing and shall become effective when received. Any written notice shall either be mailed, certified or registered mail, return receipt requested with proper postage for airmail prepaid, or by overnight delivery service (providing for delivery receipts) or delivered by hand or sent in the form of a tested telex or confirmed facsimile.

     (b) All notices, requests, demands or other communications under this Agreement shall be addressed as follows or as any of the parties to this Agreement shall have specified to all other parties in writing:

     To the Securities Intermediary:

     Citibank, N.A.
     Attn: Structured Finance Group - PF Export Receivables Master Trust 111 Wall Street, 14/th/ Floor
     New York, New York 10005

     To the Trustee:
     U.S. Bank, National Association,
     Cayman Islands Branch
     Attn:  David Kolibachuk
     c/o IBJ Whitehall Bank and Trust Company
     P.O. Box 1040 GT
     Grand Cayman, Cayman Islands
     Telephone: (345) 949-2849
     Facsimile: (345) 949-5409

     with a copy to:
     U.S. Bank Trust National Association
     100 Wall Street, Suite 1600
     New York, New York  10005
     Telephone: (212) 361-2501
     Facsimile: (212) 809-5459

                              Depositary Agreement

         To:    Petrobras Finance
                Petrobras Finance Limited
                Avenida Republica do Chile 20035-900
                Rio de Janeiro - RJ, Brazil

         Attn:  Lair Oliveira
                Director
                Room 302 L

         Telephone:  011 55 21 2534 1450
                     011 55 21 2534 4258

         with a copy to:

         The Servicer
         Petrobras International Finance Company
         Avenida Republica do Chile, 65
         20035 - 900
         Rio de Janeiro - RJ, Brazil

         Attn:  Mariangela Monteiro Tizatto
         Deputy General Manager Accounting
         Room 301M

         Telephone:  011-55-21-2534-6245
                     011-55-21-2534-0438

         4.07 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         4.08 Governing Law. THE PROVISIONS OF THIS AGREEMENT, AND ALL THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

         4.09 Use of English Language. All certificates, reports, notices and other documents and communications given or delivered pursuant to this Agreement shall be in the English language or accompanied by a certified English translation.

          4.10 Counterparts. This Agreement may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Agreement.

                              Depositary Agreement

     4.11 No Consequential Damages. Notwithstanding anything to the contrary contained in this Agreement, in no event shall any party hereto be liable to the other party for any consequential damages or lost profits that such other party may suffer. The parties acknowledge that this Section is intended only to limit their liability to each other for consequential loss or damage, and shall not be construed so as to limit their liability to third parties or their right to seek indemnification for third party claims in accordance with any other Section.

     4.12 Survival. Notwithstanding anything to the contrary herein, the obligations of Securities Intermediary under Section 4.01 hereof shall survive the termination of this Agreement.

     4.13 Liability of Trustee.

     (a) Subject to Section 4.13(b), the parties hereto each acknowledges that the Trustee is acting solely in its capacity as trustee of the Trust and not in its individual capacity and that the rights of the parties to claim against the Trustee in respect any obligations or liabilities of the Trustee owed to any of the parties hereto hereunder (including to pay fees and expenses) are limited solely to the assets of the Trust Property from time to time and each of the parties hereto shall have no rights of recourse against the Trustee in its personal capacity and once the assets in the Trust Property are exhausted any remaining obligations or liabilities of the Trustee owed to any of the parties hereunder shall be extinguished.

     (b) Notwithstanding anything to the contrary contained in this Agreement, the Trustee shall not be relieved from any obligation, claim or liability to the extent of and arising from the Trustee's fraud, willful misconduct, negligence or breach of trust.

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                              Depositary Agreement

         IN WITNESS WHEREOF, the parties hereto have caused this Depositary Agreement to be duly executed as of the day and year first above written.

                              CITIBANK, N.A.,
                                  as Securities Intermediary


                              By: ______________________________________________
                                  Name:
                                  Title:


                              U.S. BANK, NATIONAL ASSOCIATION,
                                   CAYMAN ISLANDS BRANCH,
                                       as Trustee of the PF Export Receivables
                                       Master Trust


                              By: ______________________________________________
                                  Name:
                                  Title:


                              PETROBRAS FINANCE LTD.


                              By:_______________________________________________
                                  Name:
                                  Title:

                              Depositary Agreement

                                                                     Schedule I

                                      Accounts
                                      --------
Account Name                                         Account #
------------                                         ---------

Collection Account                                   36202624
Purchased Receivables Account                        104184
Junior Trust Certificate Account                     104189
Senior Trust Certificate Account                     104185
Reserve Account                                      104186
Retention Account                                    104187


                              Depositary Agreement